Exhibit 10.39

FOURTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of March 18, 2016, by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”) and VIVEVE, INC. (“Borrower”).

RECITALS

Borrower and Bank (as successor in interest by merger to Square 1 Bank) are parties to that certain Loan and Security Agreement dated as of September 30, 2014 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)

Bank hereby waives Borrower’s non-compliance with (i) the OUS Clinical Trial Milestone covenant, as more particularly described in Section 6.7(b)(iii) of the Agreement, on or before the date of this Amendment and (ii) the Minimum Cash covenant, as more particularly described in Section 6.7(d) of the Agreement, from February 18, 2016 through the date of this Amendment.

2)	Section 6.7 of the Agreement is hereby amended and restated in its entirety to read as follows:

“6.7     Financial Covenants. Borrower shall satisfy the following covenants and meet the following milestones:

(a)     OUS Clinical Trial Milestones. Receive by April 30, 2016 evidence of positive results from the OUS Clinical Trial.

(b)     Minimum Cash at Bank. Borrower shall at all times maintain a balance of Cash at Bank of at least $3,000,000, monitored on a daily basis.

Bank and Borrower shall mutually agree to reset the foregoing covenants no later than June 15, 2016 and failure by Borrower to so agree shall constitute an Event of Default hereunder.”

3)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

4)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

5)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower;

b)

payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

VIVEVE, INC.		PACIFIC WESTERN BANK

By:	/s/ Patricia Scheller	By:	/s/ Brian Kirkpatrick
Name:	Patricia Scheller	Name:	Brian Kirkpatrick
Title:	CEO	Title:	VP

[Signature Page to Fourth Amendment to Loan and Security Agreement]

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